SECURITIES AND EXCHANGE COMMISSION
                                 Washington, DC 20549


                                       FORM 8-K

                                    CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)     April 18, 1997



AIR TRANSPORTATION HOLDING COMPANY, INC.
(Exact Name of Registrant as Specified in its Charter)




     Delaware             0-11720          52-1206400
(State or Other    (Commission File     (I.R.S. Employer
 Jurisdiction of    Number)            Identification No.)
 Incorporation)

3524 Airport Road
       Maiden, North Carolina 28650
(Address of Principal Executive Offices)
(Zip Code)


                       (704) 377-2109
(Registrant's Telephone Number, Including Area Code)


                              Not Applicable
(Former name or address, if changed from last report)





Item 1.       Changes in Control of Registrant.

(a) On April 18, 1997, David Clark, Chairman and Chief Executive Officer of Air Transportation Holding Company, Inc. (the "Company"), passed away after a brief illness. Mr. Clark beneficially owned 1,279,272 shares of the Company's common stock (approximately 49.1% of the shares outstanding).
The executor's of Mr. Clark's estate are Walter Clark and Caroline Clark, children of Mr. Clark.

       On April 25, 1997, the Company's Board of Directors elected Walter Clark Chairman and Chief Executive Officer. Mr. Walter Clark had been serving as a director of the Company. In addition, the Company's Board of Directors appointed J. Hugh Bingham to serve as the Company's President and Chief Operating Officer and J. Leonard Martin to serve as a Vice President. Mr. Bingham had served as a Senior Vice President of the Company since 1983, and Mr. Martin had served as a consultant to the Company. Mr. Bingham and Mr. Martin continue to serve as members of the Board of Directors.

(b)  Not applicable.


                                      SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 1997

       AIR TRANSPORTATION HOLDING COMPANY, INC.


       By:      /s/ J. Hugh Bingham
                     J. Hugh Bingham
                     President